                                                                   EXHIBIT 10.21

                                       [COTTONWOOD OFFICE CENTER, IRVING, TEXAS]



                               AGREEMENT OF SALE
                                (Real Property)




                                BY AND BETWEEN


                        PROPERTY ASSET MANAGEMENT INC.


                                  ("Seller")


                                      AND


                       PRENTISS PROPERTIES LIMITED, INC.

                                 ("Purchaser")


                            Dated:  AUGUST __, 1996

                               TABLE OF CONTENTS

                                                                                                             Page

ARTICLE I                    DEFINITIONS; PURCHASE PRICE.....................................................   1
     Section 1.1             Definitions.....................................................................   1
     Section 1.2             Purchase Price for the Project..................................................   5
     Section 1.3             Independent Consideration.......................................................   6

ARTICLE II                   TITLE AND SURVEY; APPROVAL OF DOCUMENTS; INSPECTIONS............................   6
     Section 2.1             Title Binder....................................................................   6
     Section 2.2             Title Insurance Policy Covering the Project.....................................   6
     Section 2.3             Survey..........................................................................   6
     Section 2.4             Review of Survey and Title Binder by Purchaser..................................   7
     Section 2.5             Seller's Right to Cure Purchaser's Objections...................................   7
     Section 2.6             Additional Items Furnished to Purchaser.........................................   8
     Section 2.7             Estoppel Certificates...........................................................   8
     Section 2.8             Environmental Inspection........................................................   8
     Section 2.9             Inspection......................................................................  10
     Section 2.10            Purchaser's Acknowledgement.....................................................  11

ARTICLE III                  THE CLOSING DATE AND THE CLOSING; OBLIGATIONS OF
                             PURCHASER AND SELLER WITH RESPECT THERETO.......................................  11
     Section 3.1             The Closing and the Closing Date................................................  11
     Section 3.2             Seller's Obligations at the Closing.............................................  11
     Section 3.3             Purchaser's Obligations at the Closing..........................................  13
     Section 3.4             Notification to Tenants.........................................................  14
     Section 3.5             Escrow Closing..................................................................  14
     Section 3.6             Reporting Person................................................................  14

ARTICLE IV                   REPRESENTATIONS, WARRANTIES AND COVENANTS.......................................  14
     Section 4.1             Representations and Warranties of Seller........................................  14
     Section 4.2             Knowledge Standard..............................................................  18
     Section 4.3             Survival of Representations and Warranties......................................  19
     Section 4.4             Seller's Obligation to Notify Purchaser of Change...............................  19
     Section 4.5             Operation of Project Prior to Closing...........................................  19

ARTICLE V                    CONDITIONS TO CLOSING...........................................................  20
     Section 5.1             Conditions Precedent to Purchaser's Obligations.................................  20
     Section 5.2             Consequences of The Failure of Section 5.1 Conditions Precedent.................  21
     Section 5.3             Conditions Precedent to Seller's Obligation to Close............................  22

ARTICLE VI                   DEFAULTS AND REMEDIES...........................................................  22
     Section 6.1             Seller's Defaults; Purchaser's Remedies.........................................  22
     Section 6.2             Purchaser's Default; Seller's Remedies..........................................  23
     Section 6.3             Attorneys' Fees.................................................................  23


                                      (i)


ARTICLE VII                  CLOSING COSTS; PRORATIONS.......................................................  24
     Section 7.1             Closing Costs...................................................................  24
     Section 7.2             Proration of Income and Expenses................................................  24
     Section 7.3             Post-Closing Adjustments........................................................  25
     Section 7.4             Delinquent Rents................................................................  26

ARTICLE VIII                 INDEMNIFICATION.................................................................  26
     Section 8.1             Brokerage Commissions...........................................................  26
     Section 8.2             Seller's Indemnity..............................................................  27
     Section 8.3             Purchaser's Indemnity...........................................................  27

ARTICLE IX                   MISCELLANEOUS...................................................................  27
     Section 9.1             Survival of Terms...............................................................  27
     Section 9.2             Binding Effect..................................................................  27
     Section 9.3             Entire Agreement; Modifications.................................................  27
     Section 9.4             Headings........................................................................  28
     Section 9.5             Interpretation and Construction.................................................  28
     Section 9.6             Notice..........................................................................  28
     Section 9.7             Assignment of Trade Name........................................................  29
     Section 9.8             Right to Possession.............................................................  29
     Section 9.9             Additional Acts.................................................................  29
     Section 9.10            Applicable Law..................................................................  30
     Section 9.11            Risk of Loss....................................................................  30
     Section 9.12            Assignment......................................................................  31
     Section 9.13            Time of the Essence.............................................................  31
     Section 9.14            Conditions......................................................................  31
     Section 9.15            Severability....................................................................  31
     Section 9.16            Counterparts....................................................................  31
     Section 9.17            Acquisition of Other Projects...................................................  31

EXHIBITS:
"A"    -        Description of the Land
"B"    -        Additional Items Furnished to Purchaser
"C"    -        Tenant's Estoppel Certificate
"D"    -        List of Service Contracts
"E"    -        Other Properties

                                     (ii)

                               AGREEMENT OF SALE


     THIS AGREEMENT OF SALE is made and entered by and between PRENTISS PROPERTIES LIMITED, INC., a Delaware corporation ("Purchaser"), and PROPERTY ASSET MANAGEMENT INC., a Delaware corporation ("Seller"), as of this Effective Date.


                              W I T N E S S E T H:
                              ===================

     Seller is the owner of the Project, as hereinafter defined. Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Project, as hereinafter defined, upon and subject to the terms, provisions, and conditions hereinafter set forth.

                                   ARTICLE I

                          DEFINITIONS; PURCHASE PRICE
                          ---------------------------

     Section 1.1  Definitions.  As used in this Agreement, the terms listed
     -----------  -----------
below, when they appear with their initial letters capitalized, shall have the following meanings unless the context in which they occur requires otherwise:

             (a)  "Affiliate" means a Person who, directly or indirectly through
                   ---------
     one or more intermediaries, owns or controls, is owned or controlled by or is under common control or ownership with the Person in question. For purposes of this definition "own" or "ownership" means ownership by one Person of ten percent (10%) or more of the voting stock of the controlled Person, in the case of a corporation, or, in the case of Persons other than corporations, entitlement of the controlling Person, directly or indirectly, to receive ten percent (10%) or more of the dividends, profits or similar economic benefit from the controlled Person; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

             (b)  "Agreement" means, and the words "herein," "hereof,"
                   ---------
     "hereunder," and words of similar import, shall refer to, this Agreement of Sale.

             (c)  "Business day" means a day that is not a Saturday, a Sunday, a
                   ------------
     legal holiday or a day on which banks are required or permitted by law or other governmental action to close in New York, New York.

             (d)  "Books and Records" shall mean all financial and other books
                   -----------------
     and records maintained by or for the benefit of Seller solely in connection with the operation of the Project and all building plans, specifications and drawings, engineering, soils and geological reports, environmental reports and other documents prepared in connection with the construction, maintenance, repair, management or operation of the Project which are within the possession or control of Seller, or Seller's Affiliates, agents or representatives.

             (e)  "Closing" means the consummation of the purchase of the
                   -------
     Project by Purchaser from Seller in accordance with the terms and provisions of Article III, which Closing shall be held at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Suite 4100, 1700 Pacific Avenue, Dallas, Texas 75201-4618 on the Closing Date commencing at 10:00 a.m. Central Daylight Time.

             (f)  "Closing Date" means a Business Day which shall be established
                   ------------
     by Purchaser by written notice delivered to Seller, which date shall be no earlier than thirty (30) days following the date of such notice, except that from and after the date the IPO shall have occurred, such date shall be no earlier than ten (10) days following the date of such notice; provided, however, that in no event shall the Closing Date be a date later than December 31, 1996, time being of the essence with respect to such date.

             (g)  "Cut Off Date" means the latter of July 1, 1994 or the date
                   ------------
     Seller acquired fee simple title to the Project.

             (h)  "Effective Date" shall mean the date on which this Agreement
                   --------------
     shall be fully executed and unconditionally delivered by Purchaser and Seller.

             (i)  "Environmental Laws" means all applicable existing federal,
                   ------------------
     state and local statutes, ordinances, orders, rules and regulations issued, promulgated or adopted by any governmental authority having jurisdiction over the Project relating to environmental pollution or protection, including, without limitation, the Resource Conservation and Recovery Act of 1976, 43 U.S.C. (S) 6901 et seq., the Comprehensive Environmental
                                 -- ----
     Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et
                                                                          --
     seq., as amended by the Superfund Amendments and Reauthorization Act of
     ----
     1986, the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et
                                                                          --
     seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.,
     ----                                                              -- ----
     the Clean Air Act, 42 U.S.C. (S) 7401 et set., the Toxic Substances Control
                                           -- ----
     Act, 15 U.S.C. (S) 2601-2629, the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., together with all existing rules, regulations and orders
          -- ----
     promulgated thereunder, and all similar applicable existing local, state and federal statutes and regulations promulgated pursuant thereto.

             (j)  "Estoppel Certificates" means the estoppel certificates to be
                   ---------------------
     delivered by each tenant in accordance with the provisions of Section 2.7 hereof.

             (k)  "Governmental Regulations" means all laws, ordinances, rules,
                   ------------------------
     regulations, statutes, building and fire codes, zoning ordinances, restrictions, restrictive covenants, judgments, orders or decrees, health and environmental laws and regulations and any and all other laws, requirements, standards and regulations or appropriate supervising boards of fire underwriters and other matters of all governmental authorities or courts of competent jurisdiction having jurisdiction over the Project, including, but not limited to the Americans with Disabilities Act.

             (l)  "Hazardous Materials" means (i) any chemical, material or
                   -------------------
     substance defined as or included in the definition of "hazardous substances", "hazardous wastes",

     "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Environmental Laws, (ii) any oil, petroleum or petroleum derived substances, any flammable substances or explosives, any radioactive materials, any asbestos or any substance containing more than 0.1 percent asbestos, any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and any urea formaldehyde insulation, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Laws.

             (m)  "Improvements" means all buildings, structures, and other
                   ------------
     improvements, including such fixtures as shall constitute real property, located on the Land including, but not limited to, the office buildings, parking lots and all other amenities, together with Seller's interest, if any, in all machinery, fixtures and equipment used in the general operation of such buildings and improvements, and/or affixed to or located upon the Land, along with all accessions and additions thereto, excluding therefrom any machinery, fixtures, equipment or personal property owned by Tenants at the Project.

             (n)  "IPO" means the proposed initial public offering of securities
                   ---
     in the PPL REIT.

             (o)  "Land" means the tracts or parcels of real property more
                   ----
     particularly described on Exhibit "A" attached hereto and made a part
                               -----------
     hereof for all purposes, together with all and singular all right, title and interest of Seller, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining thereto, if any, including any right, title, and interest of Seller in and to any land lying in the bed of any street, road or access way, right-of-way, alley, opened or proposed, in front of, at a side of or adjoining the Land to the centerline thereof.

             (p)  "Leases" means all leases, licenses, franchises, concessions
                   ------
     and other occupancy agreements for the use or occupancy of any portion of the Project, together with all rents, issues, profits, and deposits thereunder and all amendments thereto.

             (q)  "Major Leases" means any Lease covering in excess of the
                   ------------
     lesser of (i) ten per cent (10%) of net rentable area in the Project, or
     (ii) 5,000 square feet of net rentable area in the Project, as those area are reflected in the Rent Roll, as hereinafter defined.

             (r)  "Miscellaneous Assets" shall mean all contract rights, leases,
                   --------------------
     concessions, assignable warranties, and other items of intangible personal property owned by Seller (but only to the extent assignable) and relating to the ownership or operation of the Project, including, but not limited to, (i) the Service Contracts, (ii) the Permits, (iii) the Trade Name, (iv) assignable utility and similar deposits, (v) prepaid license and permit fees, (vi) the Warranties and (vii) the Books and Records.

             (s)  "Permits" means all licenses and permits issued to or for the
                   -------
     benefit of Seller and used or relating to the ownership or operation of the Project in accordance with its current use.

             (t)  "Permitted Exceptions" means those exceptions or conditions to
                   --------------------
     title to the Project approved by Purchaser pursuant to Section 2.4 hereof.

             (u)  "Person" means an individual, partnership, joint venture,
                   ------
     corporation, limited liability company, joint stock company, trust (including a business trust), unincorporated association or other entity, or a government or any political subdivision or agency thereof.

             (v)  "Personal Property" means all tangible personal property,
                   -----------------
     fixtures, furniture, furnishings, equipment, machinery, apparatus, appliances, and other articles of depreciable personal property now owned by Seller and located on the Land and the Improvements and used or usable in connection with any part of the Project.

             (w)  "PPL REIT" means the corporation or real estate investment
                   --------
     trust to be formed by Purchaser to operate as a real estate investment trust under the Internal Revenue Code of 1986, as amended, to conduct the IPO, and to acquire the Project and interests in other real properties and assets and related service businesses.

             (x)  "Project" means the Land, the Personal Property, the
                   -------
     Miscellaneous Assets and the Improvements.

             (y)  "Purchase Price" means the sum of (a) $11,250,000.00, and (b)
                   --------------
     $250,000.00 for each full month the Closing Date is delayed beyond September 30, 1996, as adjusted pursuant to the provisions of Section 1.2(b) hereof (to the extent the Closing Date is delayed for a partial month the Purchase Price shall be increased on a per diem basis to be computed by dividing the sum of $250,000.00 by the number of days in the month in question).

             (z)  "Service Contracts" means all service contracts, landscaping
                   -----------------
     contracts, management contracts, maintenance arrangements, or other agreements entered into by or on behalf of Seller affecting the operation of the Project.

             (aa) "State" means the State in which the Project is situated.
                   -----

             (bb) "Tenant" means any Person occupying any portion of the Project
                   ------
     under or pursuant to a Lease.

             (cc) "Title Binder" means the Commitment for Owner's Title
                   ------------
     Insurance Policy issued by the Title Company which shall set forth the state of title to the Land and Improvements, together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reservations, and all other liens or encumbrances affecting the Land and Improvements which would appear in an owner's title policy, if issued. The Title Binder shall include proper searches covering bankruptcies, state and federal judgments and liens, tax or otherwise and pending assessments and shall contain the express commitment of the Title Company to issue the Title Policy to Purchaser in the amount of the Purchase Price insuring such title to the Land and Improvements as is specified in the Title Binder, in accordance with
     Section 2.2.

             (dd) "Title Company" means Commonwealth Land Title, located at 1700
                   -------------
     Pacific Avenue, Suite 4700, Dallas, Texas 75201; Attn: David Payne.

             (ee) "Title Policy" means a Texas Form Owner's Policy of Title
                   ------------
     Insurance (Form T-1) issued by the Title Company in accordance with the terms and provisions of Section 2.2, in the amount of the Purchase Price, covering title to the Land and the Improvements (including easements, rights, privileges and appurtenances).

             (ff) "Trade Name" means the Cottonwood Office Center.
                   ----------

             (gg) "Trigger Date" means March 1, 1996.
                   ------------

             (hh) "Warranties" means all warranties and guaranties relating to
                   ----------
     the Project, or any part thereof, or to the Personal Property or Improvements, or construction thereof.

     Section 1.2  Purchase Price for the Project.
     -----------  ------------------------------

             (a)  Payment of the Purchase Price.  The Purchase Price shall be
                  -----------------------------
     payable to Seller on the Closing Date by Federal Reserve wire transfer of immediately available funds to an account or accounts which shall be designated by Seller on or before the Closing Date, plus or minus prorations and adjustments as hereinafter provided.

             (b)  Adjustment to the Purchase Price. In the event that during the
                  --------------------------------
     period between the Trigger Date and the Closing Date, Seller expends any sums of money in connection with

                  (i) a capital improvement, betterment of or enhancement of the Project excluding expenditures (which are to be borne by Seller) (a) which relate to routine repair and maintenance of the Project necessary to maintain the Project in its current condition, or (b) which are required to comply with written commitments to Tenants pursuant to the Leases entered into prior to the Trigger Date or (c) which are required to comply with any violation of Governmental Regulations existing on the Trigger Date (not to exceed $25,000.00), or

                  (ii) a tenancy either created, entered into, renewed or extended from and after the Trigger Date, which has been approved by Purchaser, including, without limitation, any leasing commissions or tenant improvement expenses, and in the event the condition set forth in Section 5.1(j) has been satisfied, then in such event the Purchase Price shall be increased by the amounts expended by Seller under this Section 1.2.

     Section 1.3  Independent Consideration.  Concurrently herewith Purchaser
     -----------  -------------------------
has paid to Seller the sum of One Hundred Dollars ($100) which shall be independent consideration (the "Independent Consideration") for the agreements of Seller set forth herein. The Independent Consideration shall be in addition to the Purchase Price. If the Closing does not occur for any reason, the Independent Consideration shall be deemed earned and shall be retained by Seller.

                                  ARTICLE II

                         TITLE AND SURVEY; APPROVAL OF
                            DOCUMENTS; INSPECTIONS
                            ----------------------

     Section 2.1  Title Binder.  Within five (5) Business days after the
     -----------  ------------
Effective Date, Seller shall cause to be furnished to Purchaser's counsel (to the extent such policy is in the possession or control of Seller) a copy of the title insurance policy issued to Seller at the time of its acquisition of the Project. Purchaser shall be responsible for obtaining a current Title Binder from the Title Company, not later than thirty (30) days after the Effective Date, together with copies of all instruments referred to as exceptions to title. Seller shall furnish to Purchaser and to the Title Company such additional information in its possession as may be material to the Title Company or Purchaser in connection with the review of title to the Land and Improvements and the issuance of the Title Policy.

     Section 2.2  Title Insurance Policy Covering the Project.  At the Closing,
     -----------  -------------------------------------------
Seller, at its sole cost and expense, shall cause the Title Policy to be furnished to Purchaser on the standard Texas Form Owner's Policy of Title Insurance. The Title Policy shall be issued by the Title Company in the amount of the Purchase Price and shall insure a good and indefeasible title to the Project in Purchaser and contain no exceptions to title other than the Permitted Exceptions. The Title Policy may contain the Permitted Exceptions, but shall contain no additional exceptions to title to the Land other than the standard exceptions contained in Schedule B of Texas State Board of Insurance Form T-1, with the standard exception as to taxes limited to standby fees, taxes for the current and subsequent years "not yet due and payable and subsequent taxes and assessments for prior years based on changes in usage or ownership," with the standard exceptions as to restrictive covenants endorsed "none of record" except as shown thereon and approved by Purchaser as a Permitted Exception, with the standard exception for parties in possession deleted, with the standard exception as to unrecorded easements, visible and apparent easements, public or private roads, or other matters which would be disclosed by an inspection of the Project deleted, with the standard exception as to mechanics', materialmen's, or similar liens or other matters relating to the completion of construction and payment of bills with respect thereto deleted, and with the standard exceptions as to areas, boundaries, discrepancies, encroachments and other matters which would be disclosed by a survey of the Project modified to read "shortages in area." Seller shall deliver to the Title Company such affidavits, indemnities or other instruments as may be required by the Title Company to obtain such endorsements and deletions, provided that Seller shall not be required to deliver any such affidavits or other instruments if, in Seller's sole judgment, Seller cannot deliver such items without material cost or expense to Seller.

     Section 2.3  Survey.  Seller shall cause to be delivered to Purchaser's
     -----------  ------
counsel (to the extent within Seller's possession or control) within five (5) days after the Effective Date two (2) copies of the of survey of the Land and Improvements which Seller received at the time of its acquisition of the Project, if any. Purchaser shall be responsible for securing an updated or recertified survey or a replacement survey, at its sole cost and expense. Seller acknowledges that Purchaser intends to secure a survey (the "Survey") prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by the American Land Title

Association and American Congress on Surveying and Mapping in 1992, and meeting the accuracy requirements of a Class A Survey as defined therein.

     Section 2.4  Review of Survey and Title Binder by Purchaser.  Purchaser
     -----------  ----------------------------------------------
shall have a period of twenty (20) days after receipt by Purchaser's counsel of the last of (a) the Title Binder, (b) legible copies of all documents referred to therein as exceptions to title, and (c) the Survey, to review the Title Binder and the Survey and to deliver to Seller such objections ("Title Objections" herein) as Purchaser may have to anything contained or set forth in the Survey or in the Title Binder. Any objection to title made to Seller by Purchaser's counsel within such time period shall be deemed an objection by Purchaser. Any exceptions to title shown in the Title Binder or the Survey to which Purchaser does not so object within such twenty (20) day period shall be deemed to be the "Permitted Exceptions" for the purposes of this Agreement.

     Section 2.5  Seller's Right to Cure Purchaser's Objections.
     -----------  ---------------------------------------------

             (a) If Title Objections have been timely raised by Purchaser in accordance with Section 2.4, then Seller may, at its option, use its good faith efforts to satisfy such Title Objections in the manner set forth in subparagraph (b) below, at no cost to Purchaser; provided that Seller shall not (except as set forth in the immediately following sentence) be obligated to expend any funds or bring any legal, equitable or administrative proceeding to cure any Title Objections. On or before Closing, Seller shall, (i) at Seller's sole cost and expense, eliminate all liens securing financial obligations encumbering the Project voluntarily given by Seller, and (ii) at Seller's sole cost and expense, eliminate all liens securing financial obligations encumbering Seller's interest in the Project not voluntarily given by Seller, so long as the amount thereof does not exceed 2% of the Purchase Price. In the event Seller delivers written notice to Purchaser at least twenty (20) days before the Closing Date that Seller is unable or unwilling to satisfy or cure the Title Objections (including involuntary liens the amount of which exceeds 2% of the Purchase Price), Purchaser may either (i) waive such objections and proceed to close the transaction contemplated hereby or (ii) terminate this Agreement by written notice delivered to Seller on or before the Closing Date, whereupon this Agreement shall terminate, and upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except those obligations which are expressly stated to survive the termination of this Agreement.

             (b) In the event that Purchaser discovers any Title Objection, Seller shall have the right, at Seller's option, to (i) cure or correct or remove the Title Objection or (ii) provide an acceptable indemnity covering the risks associated with the Title Objection on the following basis, and in such event Purchaser shall not have the right to terminate this Agreement and the parties shall proceed, subject to the satisfaction of the conditions of this Agreement and an extension of the Closing Date to complete removal or correction of the Title Objection, to consummate the transaction contemplated hereby:

                  (i) Seller's right to keep this Agreement in effect in respect to its commitment to remove or correct the Title Objection shall be subject to Purchaser's satisfaction, in its sole judgment, that the Title Objection can be removed or cured at no cost or expense to Purchaser and with no ongoing risk or exposure from third parties or otherwise. To the extent that the removal or correction option is exercised, the Closing Date shall be extended for a reasonable period of time within which Seller shall complete the removal or correction of the Title Objection at its sole cost and expense. To the extent that the delay in the Closing Date (if necessary) causes Purchaser undo hardship, the removal or correction alternative shall not be available to Seller.

                   (ii) To the extent Seller elects to utilize the indemnity alternative, the form and content of the indemnity and the financial capability and stability of the indemnitor shall be subject to Purchaser's prior approval, in its sole and absolute discretion. To the extent that Purchaser and Seller are unable to agree upon the form and content of an indemnity agreement or to the extent Purchaser is unwilling to approve the financial capability of the indemnitor, the indemnity alternative shall not be available to Seller.

                  (iii) In the event that the foregoing alternatives are not available, Purchaser's election to terminate this Agreement shall remain in effect.

     Section 2.6  Additional Items Furnished to Purchaser.  Within ten (10)
     -----------  ---------------------------------------
Business days after the Effective Date, Seller shall furnish to Purchaser, true, correct, complete, and legible copies of the items listed on Exhibit "B"
                                                             -----------
attached hereto and made a part hereof for all purposes. In addition to the foregoing, Seller shall make available to Purchaser for its review either at the Project or at such other place as may be reasonably convenient to Purchaser and Seller copies of all other records relating to the ownership and operation of the Project, in Seller's possession or control.

     Section 2.7  Estoppel Certificates.  Within thirty (30) days after the
     -----------  ---------------------
Effective Date, Seller will deliver to each Tenant a form of Estoppel Certificate, to be in the form and contain the content of the Estoppel Certificate attached hereto as Exhibit "C" and made a part hereof for all
                               -----------
purposes, and will use its reasonable efforts to cause each Tenant to execute and deliver to Purchaser an Estoppel Certificate on or before the Closing Date.

     Section 2.8  Environmental Inspection.
     -----------  ------------------------

            (a) Purchaser shall have the right during the period (the "Environmental Inspection Period") ending on the expiration of the thirtieth (30th) day following the Effective Date, to conduct, or cause to be conducted, an Environmental Inspection (herein so called) of the Project by an inspector or consultant selected by Purchaser. The cost and expense of such Environmental Inspection shall be paid solely by Purchaser.

            (b) Seller agrees to cooperate fully with Purchaser in the conduct of the Environmental Inspection. In the event the results of the Environmental Inspection disclose any deficiency in the compliance of the Project with any applicable Environmental Law or disclose the presence of any Hazardous Materials maintained in violation of any

     Environmental Laws, Purchaser may either (i) waive such deficiency and consummate the transactions contemplated by this Agreement, or (ii) terminate this Agreement, in accordance with the provisions of subparagraph
     (c) below.

            (c) If, during the Environmental Inspection Period, Purchaser discovers the existence of Hazardous Materials held or maintained in violation of any Environmental Laws, at or around the Project ("Environmental Contamination" herein), which in Purchaser's sole discretion, judgment and opinion, make Purchaser's investment in the Project an unacceptable risk, Purchaser shall be entitled, as its sole and exclusive remedy, to terminate this Agreement by giving written notice to Seller on or before the expiration of the Environmental Inspection Period, whereupon this Agreement shall terminate, and upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder.

            (d) In the event that Purchaser discovers any Environmental Contamination and in the event Purchaser elects to terminate this Agreement in accordance with subparagraph (c) above, Seller shall have the right to
     (i) remediate the Environmental Contamination or (ii) provide an acceptable indemnity covering the risks associated with the Environmental Contamination on the following basis, and in such event Purchaser's election to terminate this Agreement shall be rescinded and the parties shall proceed, subject to the satisfaction of the conditions of this Agreement and to the extent reasonably required by Seller, an extension of the Closing Date to complete remediation work, to consummate the transaction contemplated hereby:

                    (i) Seller's right to cause Purchaser's election to terminate this Agreement to be rescinded shall be subject to Purchaser concluding, in its sole judgment, that the Environmental Contamination can be remediated at no cost or expense to Purchaser and with no ongoing risk or exposure from third parties or otherwise of the recurrence of the Hazardous Materials in question. To the extent that the remediation option is exercised by Seller, the Closing Date shall be extended for a reasonable period of time within which Seller shall complete the remediation at its sole cost and expense. To the extent that the delay in the Closing Date causes Purchaser undo hardship, the remediation alternative shall not be available to Seller.

                   (ii) To the extent Seller elects to utilize the indemnity alternative, the form and content of the indemnity and the financial capability and stability of the indemnitor shall be subject to Purchaser's prior approval, in its sole and absolute discretion. To the extent that Purchaser and Seller are unable to agree upon the form and content of an indemnity agreement or to the extent Purchaser is unwilling to approve the financial capability or stability of the indemnitor, the indemnity alternative shall not be available to Seller.

                  (iii) In the event that the foregoing alternatives are not available, Purchaser's election to terminate this Agreement shall remain in effect.

     Section 2.9  Inspection.
     -----------  ----------

             (a) During the period commencing on the Effective Date and ending on the Closing Date or the earlier termination of this Agreement, Purchaser, upon reasonable notice to Seller, shall have reasonable access to the Project, either personally or by authorized agent, to inspect the Project, the items delivered pursuant to this Article II and any other documents and records available which are normally maintained in the operation of the Project.

             (b) From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller will cooperate fully with Purchaser, at no cost or expense to Seller, in the conduct of Purchaser's inspection of the Project. Such inspections (and any inspections performed in accordance with the sentence next following) may be conducted at all reasonable times, so long as such activities do not unreasonably interfere with the Tenants in occupancy. Seller will permit Purchaser and current and prospective underwriters involved in the IPO, and the agents, attorneys, accountants, and representatives of all of the foregoing, upon reasonable notice (but without having to obtain further approval), to enter upon and inspect the Project, at reasonable times during normal working hours, all premises leased to Tenants, all mechanical equipment, systems, and fixtures forming a part thereof, and all Books and Records. Seller will permit Purchaser and the underwriters involved in the IPO, and the agents, attorneys, accountants, and representatives of all of the foregoing, at no cost or expense to Seller, to audit the Books and Records, and to conduct such investigations, tests, or inspections as Purchaser deems appropriate including, without limitation, sampling studies to ascertain whether or not there is any Hazardous Substance on, in, or under the Project. In conducting any such entry, investigation, test, or inspection, no party permitted entry hereunder will unreasonably interfere with the operation of the Project or the peaceable possession by individual Tenants of their respective premises. To the extent that Persons other than Purchaser join in such inspections, Purchaser shall secure from such Persons their agreement to hold any such information in confidence pending the closing of the transaction contemplated hereby, with the exception of the use of such materials during the disclosure process in connection with the IPO.

             (c) Purchaser shall maintain comprehensive general liability (occurrence) insurance in terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its agents and representatives on the Project and shall deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Project.

             (d) Purchaser agrees to fully and completely repair and restore the Project in the event of any damage whatsoever occurring by Purchaser, Purchaser's Affiliates or consultants during the pendency of this Agreement. Purchaser hereby indemnifies and holds Seller harmless from and against any loss, damage, injury, claim or cause of action Seller may suffer or incur as a result of Purchaser's inspections of the Project undertaken pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, the indemnity set forth in this subparagraph (d) shall survive the Closing or the termination of this Agreement.

     Section 2.10  Purchaser's Acknowledgement.  Purchaser acknowledges that,
     ------------  ---------------------------
with the exception of the representations and warranties set forth in this Agreement, the Project shall be acquired on an "as is" "where is" basis in its present condition, subject to reasonable use, wear, tear and natural deterioration between the Effective Date and the Closing Date. In such regard, there shall be no reduction in the Purchase Price for any change in the condition of the Project by reason of any such events, subsequent to the Effective Date, except by reason of condemnation or casualty. Purchaser further acknowledges that it has not been induced by nor has it relied upon any representations, warranties or other statements, whether express or implied, made by Seller, or any of its agents, employees or other representatives, which are not expressly set forth in this Agreement or in the materials to be delivered to Purchaser in accordance with the terms and provisions hereof.

                                 ARTICLE III

                 THE CLOSING DATE AND THE CLOSING; OBLIGATIONS
                  OF PURCHASER AND SELLER WITH RESPECT THERETO
                  --------------------------------------------

     Section 3.1  The Closing and the Closing Date.  The purchase of the
     -----------  --------------------------------
Project contemplated by the terms and conditions of this Agreement shall be consummated at the Closing to be held on the Closing Date.

     Section 3.2  Seller's Obligations at the Closing.
     -----------  -----------------------------------

            (a)   At the Closing, Seller shall do the following:

                    (i) Execute, acknowledge, and deliver to Purchaser a good and sufficient Special Warranty Deed (the "Deed") (with warranty limited to Seller's acts) in the form approved by Purchaser and Seller conveying the fee simple marketable title in the Land and Improvements to Purchaser subject only to the Permitted Exceptions.

                   (ii) Execute, acknowledge, and deliver to Purchaser a Blanket Conveyance, Bill of Sale and Assignment (the "Bill of Sale"), in the form approved by Purchaser and Seller, covering the Personal Property, the Miscellaneous Assets and other items to be assigned to Purchaser by Seller pursuant to the terms hereof. The Bill of Sale (i) with respect to the Personal Property, shall contain warranties as to title (with warranty limited to Seller's acts) and shall contain disclaimers of warranties as to fitness or merchantability or physical condition; and (ii) with respect to the Miscellaneous Assets and other items, shall contain warranties as to title (with warranty limited to Seller's acts and shall contain disclaimers of warranties as to assignability or fitness or merchantability or physical condition.

                  (iii) Execute, acknowledge, and deliver to Purchaser an Assignment of Tenant Leases and Assumption Agreement (the "Assignment") in the form approved by Purchaser and Seller covering any of the Leases and all tenant security, advance rental, and similar refundable deposits held by Seller with regard to or covering the Project and Purchaser shall assume all of the responsibilities of landlord arising under the Leases from and after the Closing Date, including, without limitation, the obligation to return all security deposits and any interest required to be paid thereon to Tenants on the Project to the extent Purchaser receives a credit from Seller for such deposits on the Closing Date.

                   (iv) Execute, acknowledge and deliver an affidavit in form reasonably acceptable to Purchaser, stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code. If Seller does not deliver such an affidavit to Purchaser at Closing, or if Purchaser has actual knowledge or receives notice that the affidavit is false, then, in either such event, Purchaser shall be entitled to withhold from Seller an amount equal to ten percent (10%) of the Purchase Price, which amount Purchaser shall report and pay over to the Internal Revenue Service within ten (10) days after Closing as required by the Internal Revenue Code or regulations promulgated pursuant thereto.

                    (v) Execute, acknowledge and deliver to Purchaser a Closing Certificate (herein so called) which shall certify, represent and warrant to Purchaser, as of the date of Closing, that each of the representations and warranties contained in Article IV of this Agreement are and continue to be true and correct on the date of Closing in all material respects, provided, should an event occurring during the pendency of this Agreement make any of such representations and warranties not correct on the Closing Date, such non-compliance shall be indicated and described on the Closing Certificate.

                   (vi) Credit against the Purchase Price, sums required to be so credited to Purchaser, or paid by Seller, pursuant to this Agreement.

                  (vii) Deliver to Purchaser Estoppel Certificates from the Major Tenants and the non-Major Tenants who have executed and delivered Estoppel Certificates, and, to the extent true and correct, a Seller's certificate, in respect to the non-Major Tenants who have failed to deliver Estoppel Certificates, to the effect that the information contained in the Estoppel Certificates presented to the non-Major Tenants in question is true and correct and no known defaults on the part of such Tenants exist or with the passage of time will exist.

                 (viii) Deliver to Purchaser and the Title Company satisfactory evidence that all necessary corporate, partnership, or other action on the part of Seller have been taken with respect to the consummation of the transaction contemplated hereby.

                   (ix) Unless previously provided to Purchaser in connection with its inspection and approval of the Project, deliver to Purchaser a complete set (to the extent in the possession or control of Seller) of all architectural, mechanical, electrical, plumbing, drainage, and similar plans and specifications used in the construction of the Project; all keys to the Project or any part thereof; all Books and Records; and all promotional brochures, forms, leases, posters, signs, stationery, and similar items which relate to or are used by Seller in the conduct of its business at the Project.

                    (x) Deliver to Purchaser at the Project the original executed copies of all Leases in effect as of the Closing Date, including amendments, together with a Rent

            Roll Certificate (in the form of the certificate approved by Purchaser in its reasonable judgment) certified by Seller to be correct as of a date which is not more than three (3) days prior to the Closing Date.

                    (xi) Deliver to Purchaser reasonably satisfactory evidence that no other contracts which affect the Project will survive the Closing except those contracts expressly approved by Purchaser prior to the Closing Date.

                   (xii) Deliver to Purchaser reasonably satisfactory evidence that any management agreement affecting the Project has been terminated as of the Closing without cost to Purchaser.

                  (xiii) Deliver to Purchaser such other assignments and documents as may be required pursuant to the provisions hereof or mutually agreed by counsel for Seller and Purchaser to be necessary to fully consummate the transaction contemplated hereby.

            (b) If Seller fails or is unable to deliver any of the items set forth in this Section 3.2 at the Closing, Purchaser may (i) elect to waive such failure and close the transaction, or (ii) exercise any one or more of its options under Section 6.1(b) hereof.

     Section 3.3  Purchaser's Obligations at the Closing.
     -----------  --------------------------------------

            (a) At the Closing, and upon receipt of all items to be delivered to Purchaser under Section 3.2 above, Purchaser shall do the following:

                    (i)  Deliver the Purchase Price in accordance with Section
            1.2 hereof.

                   (ii) Execute and deliver to Seller copies of the Assignment and the Bill of Sale to be executed and delivered by Seller pursuant to Section 3.2 above, and all other documents reasonably requested by Seller to evidence the assumption by Purchaser of all obligations relative to outstanding tenant security deposits, Service Contracts, Leases and other assets or contracts assigned to Purchaser by Seller, together with Purchaser's assumption of liabilities arising from and after the Closing Date.

                  (iii) Deliver to Seller and the Title Company satisfactory evidence that all necessary corporate, partnership, or other action by Purchaser has been taken with respect to the consummation of the transaction contemplated hereby.

                   (iv) Pay, in addition to the Purchase Price, sums required to be credited to Seller, or paid by Purchaser, pursuant to the terms of this Agreement.

                    (v) Deliver to Seller such other instruments or documents as may be required pursuant to the terms hereof or mutually agreed by counsel for Seller and Purchaser to be necessary to fully consummate the transaction contemplated hereby.

            (b) If Purchaser fails or is unable to deliver any items set forth in this Section 3.3 at the Closing, Seller may (i) elect to waive such failure and close the transaction, or (ii) Seller may exercise their remedies under Section 6.2(b) hereof.

     Section 3.4  Notification to Tenants.  Seller and Purchaser covenant and
     -----------  -----------------------
agree to execute, at Closing, a written notice of the acquisition of the Project by the Purchaser, in sufficient copies for transmittal to all Tenants and to other parties affected by the sale and purchase and properly addressed to all such Tenants and other parties, in a form satisfactory to Purchaser and Seller.

     Section 3.5  Escrow Closing.  Notwithstanding anything herein to the
     -----------  --------------
contrary, Purchaser and Seller agree that the Closing may be accomplished by delivery into escrow with the Title Company all of the documents and instruments required to be delivered at Closing, together with the Purchase Price, whereupon Title Company shall disburse such documents and the Purchase Price in accordance with the terms hereof and such additional escrow instructions as Purchaser and Seller may agree upon consistent with the terms hereof. Purchaser and Seller agree to execute on or before the Closing sufficient copies of all closing documents for each party to have a set of originals.

     Section 3.6  Reporting Person.  Each of Seller and Purchaser hereby
     -----------  ----------------
designates the Title Company as the "Reporting Person" as such term is utilized in Section 6045 of the Code and regulations thereunder. Seller agrees to provide the Title Company with such information as may be required for the Title Company to file a Form 1099 or other required form relative to the Closing with the Internal Revenue Service. A copy of the filed Form 1099 or other filed form shall be provided to Seller and Purchaser simultaneously with its being provided to the Internal Revenue Service.

                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

     Section 4.1  Representations and Warranties of Seller.  Seller hereby
     -----------  ----------------------------------------
represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, the following:

            (a) Seller has been duly formed and is validly existing as a corporation under the laws of the State of Delaware, and is duly registered or qualified to do business in the State of Texas. The execution, delivery and performance of this Agreement and all other documents, instruments and agreements to be executed and delivered by the Seller pursuant to this Agreement (collectively, "Seller's Documents") are within the partnership power of the Seller and have been duly authorized by all necessary and appropriate partnership action.

            (b) Neither the execution and deliver of this Agreement and Seller's Documents nor the consummation of the transaction contemplated hereby conflict with or will result in a material breach of any of the provisions of, or constitute a default under, (i) the partnership agreement of Seller or (ii) any agreement or instrument to which Seller is a party or by which it is bound. There are no actions, voluntary or involuntary, pending against Seller under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state statute.

            (c) Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

            (d)   With respect to the Leases:

                    (i) As of the date of the rent roll to be delivered pursuant to Section 2.6 hereof (the "Rent Roll"), there are no tenant leases, tenancy agreements, licenses, occupancy agreements or any amendments, renewals, assignments, subletting and guaranties thereof, or surrender agreements and termination agreements related thereto, affecting the Project, or any portion thereof, other than
                                                                    ----------
            the Leases set forth in the Rent Roll and any subleases, licenses or occupancy agreements which have (i) been entered into by tenants of the Project with third parties and (ii) not been disclosed in writing to Seller.

                   (ii) The Rent Roll shall contain a complete and accurate list of the names of the Tenants, the date of each Lease (and any amendments thereto), the space covered thereby and the current rental payable thereunder. The information contained in the Rent Roll shall be true, complete and correct in all material respects as of the date of the Rent Roll.

                  (iii) The copies of the Leases heretofore delivered by Seller to Purchaser are true, complete and correct copies of the Leases.

                   (iv) Each of the Leases is in full force and effect and has not been amended, modified or extended, except as set forth in the Rent Roll. To Seller's Actual Knowledge, except as set forth in the Rent Roll or otherwise disclosed to Purchaser in writing, including, without limitation, information which is set forth in any executed Estoppel Certificates, Seller has performed and observed in all material respects, for all periods following the Cut Off Date, all of (and is not in material default, excluding any grace periods, in the performance or observance of) the terms, covenants and condition on Seller's part to be performed or observed under the Leases. Except as set forth in the Rent Roll or otherwise disclosed to Purchaser in writing, Seller has not given, nor has Seller received, any written notice of a default under any of the Leases which remains uncured.

                    (v) To Seller's Actual Knowledge, except as set forth in the Rent Roll or the Leases, no Tenant under any of the Leases (a) is currently contesting (in writing) any item of rent charged under any of the Leases or is currently claiming (in writing) an overcharge of operating expenses; (b) is entitled to any concessions or abatements, rebates, set-offs or free rent with respect to any item of rent for any period subsequent to the Closing, and all items of an inducement nature to be performed by the landlord under the Leases prior to the Closing Date have been performed, or (c) has any option or right of first offer or first refusal to purchase the Project or any part thereof.

                   (vi) As of the Closing Date, Seller will have paid in full, or shall give Purchaser appropriate credit against the Purchase Price for, all leasing, broker's or finder's commissions arising from Leases that were entered into, renewed or extended prior to the Trigger Date (excluding any commissions relating to renewal or expansion options that have been exercised by tenants under Leases after the Trigger Date), and all tenant finish out obligations arising from Leases that were entered into, renewed or extended prior to the Trigger Date, that are unpaid as of the Closing Date.

                  (vii) Except as noted in the Rent Roll, Seller's historical billing practices to tenants for additional rents and percentage rents is consistent with the requirements of each Lease.

            (e)   With respect to the Service Contracts:

                    (i) As of the date hereof, there are no written equipment leases or service, maintenance or other similar contracts or agreements affecting the Project, or any portion thereof, other than
            (i) the Service Contracts listed in Exhibit "D" and (ii) any
                                                -----------
            equipment leases or other contracts or agreements that may have been entered into by tenants (or subtenants of tenants) of the Project with third parties; and

                   (ii) Each Service Contract is in full force and effect and has not been amended except as set forth in Exhibit "D". Seller has
                                                        -----------
            not given, nor has Seller received, any written notice of a default under any of the Service Contract which remains uncured, except as set forth in Exhibit "D".
                         -----------

            (f) As of the date hereof, to Seller's Actual Knowledge, there is not any pending, nor has Seller received written notice of any threatened:

                    (i) proceeding, suit or action against Seller which, if adversely decided, would prevent or materially delay the consummation of the transaction contemplated by this Agreement or materially adversely affect the Project, including, without limitation, pending or threatened suits, actions or proceedings with respect to all or part of the Project (i) for condemnation, (ii) alleging any violation of any Governmental Regulation, (iii) which could result in the imposition of a lien against the Project or (iv) which could increase real property taxes or assessments levied against the Project (other than the normal and routine assessment and reassessment process conducted by applicable governmental authorities), or

                   (ii) proceeding to change or redefine the zoning classification applicable to any portion of the Project that would cause the Project to become a "non-conforming" use, or

                  (iii) proceeding to change any road patterns or grades that would materially adversely affect access to any roads providing a means of ingress to or egress from the Project, or

                   (iv) proceeding seeking a reduction of real estate taxes imposed on the Project or any portion thereof, or

                    (v) pending imposition of any special or other assessments for public betterments that may affect any portion of the Project or the ownership thereof.

            (g) To Seller's Actual Knowledge, the Project does not violate any Governmental Regulation in any material respect.

            (h) To Seller's Actual Knowledge all Permits required for the continued use and occupancy of the Project (as the same is presently used under the Leases) have been obtained from all appropriate governmental authorities, are fully paid for, are in full force and effect, and will not be revoked, invalidated or violated by the consummation of the transaction contemplated by this Agreement. To Seller's Actual Knowledge, the Project remains in compliance in all material respects with all applicable requirements and conditions with respect to the issuance of the Permits, which were in effect at the time of the issuance thereof.

            (i) To Seller's Actual Knowledge, the current operation and use of the Project complies in all material respects with all applicable Governmental Regulations.

            (j) Except as may be shown on or reflected in the Survey, to Seller's Actual Knowledge, the Project has not been designated as a landmark or is not located in a conservation or historic district or in an area that has been identified as having special flood hazards.

            (k) To Seller's Actual Knowledge, the Project is an independent unit which, as of the date hereof, does not rely on any facilities (other than the facilities of public utility companies) located on any property not included in the Project to (i) fulfill the requirements of any Governmental Regulation, (ii) provide structural support or furnish any essential building system or utility or (iii) fulfill the requirements of any of the Leases. No building or other improvement not included in the Project relies on any part of the Project to (1) fulfill the requirements of any Governmental Regulation, or (2) provide structural support or furnish any essential building system or utility.

            (l) To Seller's Actual Knowledge, for any period following the Cut Off Date, there has not been any material damage to any portion of the Project caused by fire or other casualty that has not been repaired or restored.

            (m) To Seller's Actual Knowledge, the real property and improvements that constitute the Project are assessed as one tax lot that is separate and distinct from the tax lot allocated to any other parcel of land or any other improvements.

            (n) To Seller's Actual Knowledge, no Hazardous Materials have been stored, disposed of, released or transported at or from the Project, or any portion thereof, in violation of, or in a manner requiring remediation under, any Environmental Laws. To Seller's Actual Knowledge, except as otherwise disclosed in any environmental report delivered by Seller to Purchaser with respect to the Project ("Environmental Report"), no Hazardous Materials have been stored, disposed of, released or transported at or from the Project, or any portion thereof, in violation of, or requiring remediation under, any Environmental Laws (the foregoing representation does not apply to the customary and ordinary application, storage and use of chemicals for landscape maintenance, janitorial services, and pest control). Without limiting the generality of the foregoing, to Seller's Actual Knowledge and except as otherwise disclosed in any Environmental Report, there have been no and are no (A) aboveground or underground storage tanks; (B) polychlorinated biphenyls ("PCBs") or PCB-containing equipment; (C) asbestos containing materials; (D) lead based paints; or (E) dry-cleaning facilities in, on, under or at the Project; or (F) wetlands located on or at the Project.

            (o) There is now in full force and effect with reputable insurance companies, casualty and liability insurance policies with respect to the Project in commercially reasonable amounts.

            (p) To Seller's Actual Knowledge, the Rent Roll and the operating statements for the Project provided by Seller to Purchaser present fairly the financial condition of the Project as of their respective dates and the results of the Project's operations for the periods reflected therein.

            (q) Seller has no employees and is not a party to any union, labor or collective bargaining agreement affecting the Project.

     Section 4.2  Knowledge Standard.  For purposes hereof, wherever the term
     -----------  ------------------
"Seller's Actual Knowledge" is used it shall be limited to the knowledge of Yon
K. Cho, after due inquiry by Mr. Cho of supervisory on-site property management personnel at the Project. Additionally, with respect to any information relating to periods of time prior to the period during which Seller has owned the Project, any representation or warranty concerning such information is being made solely based upon the knowledge of the foregoing individuals without any obligation to undertake any independent investigation. Notwithstanding anything herein contained to the contrary, in the event that Purchaser has knowledge of any fact or circumstance that would make any of the representations or warranties of Seller set forth herein untrue or incorrect and in the event Purchaser fails to disclose to Seller such knowledge prior to Closing, Seller shall not be deemed to be in default hereunder by reason of the fact that such representation or warranty is in fact untrue or incorrect.

     Section 4.3  Survival of Representations and Warranties.  Except as
     -----------  ------------------------------------------
otherwise set forth herein, the representations and warranties set forth in
Section 4.1 hereof shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and all of such representations and warranties, other than those set forth is subparagraphs (a), (b) and (c) above, shall survive the Closing for a period of twelve (12) months, at which time they shall expire and terminate and be of no further force and effect unless written notice of a claim for breach thereof has been instituted within such twelve (12) month period. The representations and warranties set forth is subparagraphs (a), (b) and (c) above, shall survive the Closing without limitation of time constraints.

     Section 4.4  Seller's Obligation to Notify Purchaser of Change.  If, prior
     -----------  -------------------------------------------------
to the Closing Date, Seller becomes aware that any representation or warranty set forth in Section 4.1 hereof which was true and correct on the date hereof has become incorrect in any material respect, either prior to or at Closing, due to changes in conditions or the discovery of information by Seller of which Seller was unaware on the date hereof, Seller shall promptly notify Purchaser thereof and upon receipt of such notification, if such change is material and adverse with respect to the acquisition of the Project, Purchaser shall have the option of terminating this Agreement whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligation one to the other. If Purchaser does not exercise its option to terminate this Agreement by reason of any such change in conditions, appropriate modifications shall be made in the terms hereof to reflect the change in the conditions to the mutual satisfaction of Seller and Purchaser.

     Section 4.5  Operation of Project Prior to Closing.  Seller shall (a)
     -----------  -------------------------------------
continue to cause its property manager to diligently operate the Improvements and the Project in the ordinary course of business between the date hereof and the Closing Date, (b) keep, observe, and perform or cause to be performed all of its obligations as landlord under the Leases, (c) not terminate or cause the termination of any Lease except as the result of the default of the Tenant thereunder or the replacement of a suitable substitute, and (d) maintain and operate the Project in substantially the same condition and repair as exists on the Effective Date, reasonable wear and tear and normal replacements excepted, such operation to include, subject to the provisions set forth in Section 1.2 hereof relating to the adjustment to the Purchase Price, (i) the continuation of maintenance and repair programs, (ii) the expenditure of money in respect to leasing activities consistent with current operations, (iii) the ordinary course of business and at Seller's expense of any repairs requested by Tenants prior to the Closing Date which are the responsibility of the landlord under the Leases. From the date hereof through the Closing Date, Seller shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, enter into any contracts, licenses, leases or other agreements with respect to the Project unless the same may be terminated on or before Closing. Seller agrees to use its good faith efforts to collect all rental and other income prior to the Closing Date.

                                   ARTICLE V

                             CONDITIONS TO CLOSING
                             ---------------------

     Section 5.1  Conditions Precedent to Purchaser's Obligations. The
     -----------  -----------------------------------------------
obligations of Purchaser hereunder to consummate the transactions contemplated hereby are subject to the satisfaction, as of the Closing Date, or within the time periods specified herein below, of each of the following conditions (any of which may be waived in whole or in part in writing by Purchaser at or prior to the Closing):

          (a) The representations and warranties of Seller set forth herein shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties have been made on and as of the Closing Date;

          (b) Seller shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied in all material respects with by Seller prior to or as of the Closing Date;

          (c) Purchaser shall have received and approved the Survey in accordance with the terms of Article II of this Agreement;

          (d) Purchaser, on or before the expiration of the Environmental Inspection Period, shall have performed such inspections, investigations and tests as Purchaser desires, in accordance with the terms of Article II of this Agreement, and Purchaser shall have determined, in Purchaser's sole discretion, that the Project is suitable for Purchaser's intended use;

          (e) The Title Company shall have delivered to Purchaser the Title Policy or if the Title Policy is not delivered at Closing, the Title Company shall have unconditionally obligated itself to deliver the Title Policy within a reasonable period of time following the Closing Date, in accordance with the terms of Article II of this Agreement;

          (f) The Title Company shall have delivered to Purchaser a certificate or such other certificates as may be acceptable to Purchaser stating that a search has been conducted by the Title Company or another party acceptable to Purchaser of both the state and county records in which financing statements and security agreements are filed under the Uniform Commercial Code of the State and that such searches indicate that, except security interests or liens to be released at Closing, no security interests or liens of any kind or nature, including, but not limited to, any equipment financing or leasing arrangements, are claimed by any person against the Personal Property or the Improvements, or any part thereof;

          (g)     The closing of the IPO shall have occurred;

          (h) Purchaser shall have received from each Major Tenant an Estoppel Certificate duly executed by each Tenant, without material change to the form of Estoppel Certificate submitted to the Tenant in question;

          (i) No material adverse change in the condition or operation of the Project as it exists on the Effective Date shall have occurred between the Effective Date and the Closing Date, which change negatively and adversely affects the Project in any material manner; and

          (j) Seller shall have delivered an estoppel certificate from Liberty Mutual Insurance ("Liberty") or from Seller at Closing that states:

                  (i) the Liberty Lease renewal and expansion agreement dated July 1, 1996 (the "Lease"), has been fully executed and is in full force and effect;

                  (ii) Seller, as landlord, has delivered the expansion space as required by the Lease, or Liberty, as tenant, has no right to terminate the Lease for failure to deliver the expansion space as required by the Lease; and

                  (iii) Liberty has leased a minimum of 83,922 square feet of net rentable area.

     Seller shall pay all costs incurred by the landlord in connection with the Lease renewal and expansion, including, but not limited to, the Expansion Space Plan Allowances, Expansion Space Moving and Construction Allowance, and Expansion Space Work Allowance as defined in the Lease, and all tenant improvement costs, leasing commissions, and other related or similar costs as provided in the Lease.

     Section 5.2  Consequences of The Failure of Section 5.1 Conditions
     -----------  -----------------------------------------------------
Precedent.  The consequences of the failure of the conditions precedent to
- ---------
Purchaser's obligations to consummate the transaction contemplated hereby as set forth in Section 5.1 above are as follows:

          (a) In the event that the Closing Date has been established, Purchaser is ready, willing and able to consummate the acquisition of the Project and the conditions set forth in subparagraphs (a) and/or (b) of
     Section 5.1 have not been satisfied, Seller shall be deemed in default hereunder and Purchaser shall have the option to either (i) waive those conditions and proceed with the Closing or (ii) exercise it rights and remedies set forth in Article VI.

          (b) In the event (i) upon the expiration of the periods specified in Section 2.4 hereof Purchaser has not approved the Title Report and Survey, or (ii) on or prior to the expiration of the Environmental Inspection Period, Purchaser has discovered Environmental Contamination, or
     (iii) on or before the Closing Date the conditions set forth in subparagraphs (e), (f), (g), (h), (i) or (j) of Section 5.1 above have not been satisfied, Purchaser shall have the option to either (i) waive those conditions and proceed with the Closing or (ii) terminate this Agreement whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligation one to the other.

     Section 5.3  Conditions Precedent to Seller's Obligation to Close.
     -----------  ----------------------------------------------------

          (a)     Other Agreements.  Notwithstanding anything to the contrary
                  ----------------
     contained herein, the obligations of Seller to consummate the transaction contemplated hereby are expressly conditioned upon the satisfaction of the conditions set forth in Section 9.17 hereof in respect to the consummation of the transactions contemplated by the Other Agreements, as hereinafter defined. In the event of the failure of such conditions, Seller shall have the option to either (i) waive those conditions precedent and proceed with the Closing or (ii) terminate this Agreement in which event this Agreement shall become null and void and of no further force or effect, and neither party shall have any further obligation one to the other, except to the extent that any obligation survives the earlier termination of this Agreement.

          (b)     Outside Closing Date.  In the event (i) the condition
                  --------------------
     precedent to Purchaser's obligations to consummate the transaction contemplated hereby set forth in Section 5.1(g) has not been satisfied on or before December 31, 1996, in a manner to permit the transaction contemplated hereby and by the Other Agreements to be consummated and funded by such date, or (ii) Purchaser has not designated a Closing Date within a sufficient period of time to permit the timely closing of the transaction contemplated hereby on or before

     December 31, 1996, or (iii) Purchaser has not designated a Closing Date within ten (10) Business days following the date the IPO has occurred, then in such event this Agreement shall terminate and become null and void and of no further force or effect on the earlier of December 31, 1996, or on the tenth (10th) Business day following the date of the occurrence of the IPO, and neither party shall have any further obligation one to the other.

                                  ARTICLE VI

                             DEFAULTS AND REMEDIES
                             ---------------------

     Section 6.1  Seller's Defaults; Purchaser's Remedies.
     -----------  ---------------------------------------

          (a)     Seller's Defaults.  Seller shall be deemed to be in default
                  -----------------
     hereunder in the event that any of Seller's representations hereunder are determined to be false or misleading in any material respect or in the event Seller shall fail in any material respect to meet, comply with, or perform any covenant, agreement, or obligation on its part required within the time limits and in the manner required in this Agreement.

          (b)     Purchaser's Remedies.  In the event Seller shall be deemed to
                  --------------------
     be in default hereunder for any other reason, by virtue of the occurrence of any one or more of the events specified in Section 6.1(a) above, Purchaser may at its election (i) bring suit against Seller to enforce specific performance of this Agreement together with such actions as may be available at law or in equity to recover Purchaser's actual out-of-pocket costs in the performance of reasonable due diligence on the Project, or
     (ii) terminate this Agreement. If the remedy of specific performance is not available, for any reason, Purchaser shall have no remedy for damages other than obtaining a reimbursement of the aforementioned out-of-pocket costs.

     Section 6.2  Purchaser's Default; Seller's Remedies.
     -----------  --------------------------------------

          (a)     Purchaser's Defaults.  Purchaser shall be deemed to be in
                  --------------------
     default hereunder in the event Purchaser shall fail in any material respect to meet, comply with, or perform any covenant, agreement, or obligation on its part required within the time limits and in the manner required in this Agreement.

          (b)     Seller's Remedy.  IN THE EVENT PURCHASER SHALL BE DEEMED TO BE
                  ---------------
     IN DEFAULT AS SET FORTH IN SECTION 6.2(a) ABOVE PRIOR TO CLOSING AND SELLER DOES NOT WAIVE SUCH DEFAULT, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT, SHALL BE ENTITLED TO RETAIN THE INDEPENDENT CONSIDERATION, IT BEING AGREED BETWEEN PURCHASER AND SELLER THAT SUCH SUM SHALL BE LIQUIDATED DAMAGES FOR SUCH DEFAULT OF PURCHASER BECAUSE OF THE DIFFICULTY, INCONVENIENCE AND UNCERTAINTY OF ASCERTAINING ACTUAL DAMAGES FOR SUCH DEFAULT. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY

     COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 6.2(b) SHALL NOT LIMIT IN ANY MANNER PURCHASER'S INDEMNITY OBLIGATIONS SET FORTH IN SECTIONS 8.1 OR 8.3 HEREOF.

                               SELLER'S INITIALS:
                                                 ------------

                             PURCHASER'S INITIALS: /s/ TFA
                                                  -----------

     Section 6.3   Attorneys' Fees.  Should either party employ an attorney or
     -----------   ---------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the non prevailing party in any action pursued in courts of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

                                  ARTICLE VII

                           CLOSING COSTS; PRORATIONS
                           -------------------------

     Section 7.1   Closing Costs.  Costs of closing the transaction
     -----------   -------------
contemplated hereby shall be allocated between Seller and Purchaser as follows:

          (a) Seller shall pay the costs, if any, by Seller in connection with the performance of its obligations hereunder.

          (b) Purchaser shall pay (i) the premium for the Title Policy (including all charges for the coverages and/or deletions set forth in Section 2.2 hereof), (ii) the cost of the Survey, (iii) the cost of recording the Deed and any other conveyance documents that Purchaser may choose to record, (iv) any escrow fee or similar charges of the Title Company, (v) the costs incurred in respect to any transfer, deed, stamp or other similar conveyance taxes, and (vi) the costs, if any, incurred by Purchaser in connection with the performance of its obligations hereunder.

          (c) All other expenses incurred by Seller or Purchaser with respect to the Closing, including, but not limited to, attorneys' fees of Purchaser and Seller, shall be borne and paid exclusively by the party incurring same, without reimbursement, except to the extent otherwise specifically provided herein.

     Section 7.2   Proration of Income and Expenses.  The following items shall
     -----------   --------------------------------
be adjusted or prorated between Seller and Purchaser at the Closing effective as of the Closing Date:

          (a) Ad valorem and similar taxes for the then current tax period relating to the Project shall be prorated. If the Closing occurs before the tax rate is fixed for the then current tax year, the apportionment of taxes shall be made on the basis of the tax rate for the preceding tax year applied to the latest assessed valuation of the Project, and when the tax rate is fixed for the tax year in which the Closing occurs, Seller and Purchaser hereby agree, one to the other, to adjust the proration of taxes and, if necessary, to refund or pay such sums to the other party as shall be necessary to effect such adjustment. Seller shall promptly reimburse Purchaser for the portion of all supplemental taxes hereafter assessed against the Project which are attributable to the period prior to the Closing Date. All unpaid installments relating to special assessments shall be paid by Seller at Closing. To the extent any installments of special assessments are incurred or levied from and after the Trigger Date and are due and payable subsequent to the Closing Date, such installments shall be borne by Purchaser.

          (b) Purchaser shall receive a credit against the cash portion, if any, of the Purchase Price equal to the aggregate amount of rentals or other income of the Project, utility charges, tenant reimbursements and other similar amounts payable to the owner of the Project, howsoever denominated, previously collected by Seller which, as of the Closing Date, represent advance payments attributable to periods after the Closing Date.

          (c) Any rental or other income, including, but not limited to, utility charges, tenant reimbursements, and other amounts payable to the owner of the Project, howsoever denominated, which are payable for periods prior to the Closing but which, as of the Closing Date have not been received by Seller, whether because such amounts are delinquent or because such amounts are not yet due, shall not be prorated at Closing but shall be adjusted, as soon as reasonably possible, after the Closing but as of the Closing Date, when and if such amounts are received by Purchaser.

          (d) At the Closing, Purchaser shall receive a credit against the cash portion, if any, of the Purchase Price equal to the amount of any and all deposits paid to Seller by Tenants of the Project which have not been applied by Seller to Tenant's obligations prior to the Closing Date, including, but not limited to, all refundable rental deposits and security deposits, as well as for the amount of any unpaid bills relating to periods prior to the Closing Date for which Purchaser will be responsible after the Closing.

          (e) All other income and operating expenses for or pertaining to the Project, including, but not limited to, maintenance, security, management, service, and similar contractual charges, and all other operating charges with respect to the Project shall be prorated between Purchaser and Seller at the Closing effective for all purposes as of the Closing Date. Utility charges shall not be prorated. Appropriate arrangements shall be made with the providers of utility services for Purchaser to engage such services in its own name effective on the Closing Date. Any deposits held by such utility providers shall be returned to Seller and/or replaced by Purchaser.

          (f) Any commission or referral fees with respect to the Leases or other rental agreements for the Project, which were due prior to the Trigger Date, relating to the initial term of the Lease in question or any renewal period for which the renewal option has been exercised prior to the Trigger Date, will be paid or otherwise discharged or released by Seller on or before the Closing Date. Purchaser shall be responsible for and covenants to pay commissions or referral fees with respect to any Leases or other rental agreements for the

     Project, including any present or future renewals thereof, that are in effect on or after the Closing Date, with the exception of Leases executed or renewals exercised during the period beginning on the Trigger Date and ending on the Closing Date which have been approved by Purchaser. Purchaser shall expressly assume and hold Seller harmless from and against the obligations of the landlord under the Leases in respect to the payment of any leasing commissions which may become due and payable upon the exercise of any renewal or extension options contained in the Leases which are exercised from and after the Trigger Date.

          (g) Any unpaid sums due with respect to tenant improvement for Leases entered into prior to the Trigger Date shall be paid in full by Seller at Closing. Tenant improvement costs for Leases entered into subsequent to the Trigger Date, which have been approved by Purchaser, shall be borne by and shall be the responsibility of Purchaser.

     Section 7.3  Post-Closing Adjustments.  Within ninety (90) days following
     -----------  ------------------------
the Closing Date, or as soon thereafter as may be reasonably practical, Seller and Purchaser agree that, to the extent items are prorated or adjusted at Closing on the basis of estimates, or are not prorated or adjusted at Closing pending actual receipt of funds or compilation of information upon which such prorations or adjustments are to be based, each of them will, upon a proper accounting, pay to the other amounts as may be necessary such that Seller will receive the benefit of all income and will pay all expenses of the Project prior to the Closing Date and Purchaser will receive all income and will pay all expenses of the Project on or after the Closing Date. If on or after the Closing Purchaser receives any bill or invoice all or a portion of which relates to periods prior to the Closing Date, Purchaser will refer such bill (or the portion thereof that relates to periods prior to the Closing Date) to Seller and Seller agree to pay such bill or invoice (or portion thereof) promptly upon receipt. If Seller do not pay such bill (or portion thereof) in a timely manner, Purchaser may, at its option, pay such bill or invoice and Seller shall become liable to Purchaser for the full amount of such payment. If on or after the Closing Seller receives any bill or invoice which relates to periods on or after the Closing Date, Seller will refer such bill to Purchaser, accompanied by Seller's check representing payment for the allocable portion of such bill, if any, representing charges relating to periods prior to the Closing Date, and Purchaser agrees to pay such bill or invoice promptly upon receipt. If Purchaser does not pay such bill in a timely manner, Seller may, at its option, pay such bill or invoice and Purchaser shall become liable to Seller for the full amount of such payment.

     Section 7.4  Delinquent Rents.  Any rents or other amounts which are
     -----------  ----------------
delinquent as of the Closing shall not be adjusted or prorated at Closing, but Purchaser shall make a reasonable attempt to collect such amounts for the benefit of Seller after the Closing; provided, however, that nothing contained herein shall be construed to require Purchaser to institute any lawsuit or other proceedings to collect such delinquent amounts. In this connection, the first monies collected by Purchaser from Tenants or other persons owing delinquent rents or other amounts shall be applied to the current rents or obligations of such person. Purchaser need not attempt to collect any amount which is more than ninety (90) days past due and may refer the same to Seller for disposition or, at the request of Seller, Purchaser shall assign the same to Seller and Purchaser will cooperate with Seller in the collection thereof so long as Purchaser is not obligated to incur any cost or expense in regard thereto.

                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     Section 8.1  Brokerage Commissions.  Each party hereto represents and
     -----------  ---------------------
warrants to the other that such party has incurred no liability to any real estate broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. It is agreed that if any claims for commissions or fees, including, without limitation, brokerage fees, finder's fees, or commissions, are ever made against Seller or Purchaser in connection with this transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim and such party shall indemnify and hold harmless the other from and against all such claims or demands with respect to any brokerage fees, finder's fees, or agents' commissions or other compensation asserted by any person, firm, or corporation in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 8.1 shall expressly survive the early termination of this Agreement.

     Section 8.2  Seller's Indemnity.  Seller shall indemnify and hold Buyer
     -----------  ------------------
harmless from and against all loss, expense (including, without limitation, court costs and reasonable attorneys' fees), damage and liability resulting from
(a) claims of mechanics and materialmen based on work performed on or contracted for the Project by Seller prior to the Closing Date, (b) claims for personal injury, wrongful death or property damage against Buyer or the Project based on causes of action arising prior to the Closing Date, (c) claims by (i) tenants under any of the Leases assumed by Purchaser pursuant to the Assignment (including, without limitation, claims relating to security deposits, if any, other than those paid over by Seller to Buyer at the Closing) or (ii) contractors under any of the Service Contracts assumed by Purchaser, all with respect to matters that occurred prior to the Closing Date and (d) the inaccuracy of any representation or warranty made by Seller in this Agreement which survives the Closing; provided notice of such inaccuracy is given to Seller prior to the expiration of the applicable period of survival.

     Section 8.3  Purchaser's Indemnity.  Purchaser shall indemnify and hold
     -----------  ---------------------
Seller harmless from and against all loss, expense (including, without limitation, court costs and reasonable attorneys' fees), damage and liability resulting from (a) claims of mechanics and materialmen based on work performed on or contracted for the Project by Purchaser on or after the Closing Date, (b) claims for personal injury, wrongful death or property damage against Seller or the Project based on causes of action arising on or after the Closing Date, (c) claims by (i) tenants under any of the Leases assumed by Purchaser pursuant to the Assignment or (ii) contractors under any of the Service Contracts assumed by Purchaser, all with respect to matters that occurred on or after the Closing Date and (d) the inaccuracy of any representation or warranty made by Purchaser in this Agreement and which survives the Closing; provided notice of such inaccuracy is given to Purchaser prior to the expiration of the applicable period of survival.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     Section 9.1  Survival of Terms.  Except to the extent otherwise expressly
     -----------  -----------------
provided for herein, the terms and provisions hereof shall not survive the Closing. The acceptance of the deed and other closing documents by Purchaser and payment of the Purchase Price shall be deemed full compliance by Seller and Purchaser of all of their respective obligations arising under this Agreement and both Seller and Purchaser expressly waive any and all noncompliance by the other party with respect to any prior obligations other than those obligations which expressly survive the Closing.

     Section 9.2  Binding Effect.  This Agreement shall be binding upon and
     -----------  --------------
shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     Section 9.3  Entire Agreement; Modifications.  This Agreement embodies and
     -----------  -------------------------------
constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument.

     Section 9.4  Headings.  The headings contained in this Agreement are for
     -----------  --------
reference purposes only and shall not in any way affect the meaning or interpretation hereof.

     Section 9.5  Interpretation and Construction.
     -----------  -------------------------------

          (a) Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

          (b) The terms and provisions of this Agreement represent the results of negotiations between Seller and Purchaser, each of which has been represented by counsel of its own selection, and neither of which has acted under duress nor compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Seller and Purchaser hereby expressly waive and disclaim, in connection with the interpretation and construction of this Agreement, any rule of law or procedure requiring otherwise, including without limitation, any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared this Agreement or any earlier draft of this Agreement.

     Section 9.6  Notice.  Whenever this Agreement requires or permits any
     -----------  ------
consent, approval, notice, request or demand from one party to the other (collectively, "Notice"), such Notice must be in writing to be effective and shall be effective on the date of actual receipt of such Notice by the addressee. The following shall be prima facia evidence of actual receipt of Notice by the addressee: (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee's agent or representative, (b) if by telegram, by a telegram receipt signed by the addressee or the addressee's agent or representative, (c) if hand delivered (including delivery by any overnight or other delivery service), by a delivery receipt signed by the addressee or the addressee's agent or representative, or
(d) if sent by facsimile transmission, with confirmation of receipt at the facsimile number to which it was sent. Each party's initial address for delivery of any Notice is designated below, but any party from time to time may designate a different address for delivery of any Notice by delivering to the other party Notice of such different address; provided, however, neither party may designate an address for delivery of Notice not located within the United States. Each party hereto covenants and agrees to mail copies of any Notice to the parties designated to receive copies of any Notice below, but the failure of the addressee for any copy actually to receive such copy shall not render the Notice ineffective.

     If to Seller:       Edward J. Meylor
                         Lehman Brothers Inc.
                         3 World Financial Center, 12th Floor
                         New York, New York 10285
                         Telephone No.: (212) 526-2122
                         Fax No.: (212) 528-6680

     With copies to:     James J. Thomas, Esq.
                         Windels, Marx, Davies & Ives
                         156 West 56th Street
                         New York, New York 10019
                         Telephone No.: (212) 237-1000
                         Fax No.: (212) 262-1215

     If to Purchaser:    Mr. Thomas F. August, President
                         Prentiss Properties Limited, Inc.
                         Suite 5000
                         1717 Main Street
                         Dallas, Texas 75201
                         Telephone No.: (214) 761-5009
                         Fax No.: (214) 748-1742

     With copies to:     Lawrence J. Brannian, Esq.
                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1700 Pacific Avenue, Suite 4100
                         Dallas, Texas  75201-4675
                         Telephone No.: (214) 969-2808
                         Fax No.: (214) 969-4343

     Section 9.7   Assignment of Trade Name.  At the Closing, Seller shall
     -----------   ------------------------
assign to Purchaser the right to use the Trade Name and all derivatives thereof in connection with the conduct and operation of the Project, but such assignment shall be made without representation or warranty or recourse and shall be nonexclusive; provided, however, Seller agrees not to use or further assign the Trade Name.

     Section 9.8   Right to Possession.  At the Closing and as a condition
     -----------   -------------------
thereto, Purchaser shall have full and unrestricted right to possession of the Project subject to existing Leases and applicable laws and regulations of government authorities having jurisdiction over the Project, and Seller will do such reasonable acts, execute such instruments, and take such action as may be appropriate or required to assure to Purchaser possession of the same.

     Section 9.9   Additional Acts.  In addition to the acts and deeds recited
     -----------   ---------------
herein and contemplated to be performed, executed, and/or delivered by Seller or Purchaser, Seller and Purchaser hereby agree to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered at the Closing or thereafter, all such further acts, deeds, and assurances as Purchaser or Seller, as the case may be, may reasonably require to (i) evidence and vest in the Purchaser the ownership of, and title to, the Project, and (ii) consummate the transactions contemplated hereunder.

     Section 9.10  Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED UNDER AND
     ------------  --------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 9.11  Risk of Loss.
     ------------  ------------

          (a) Risk of loss or damage to the Project by condemnation, eminent domain, or similar proceedings (or deed in lieu thereof), or by fire or any other casualty, from the date hereof through the time of delivery of the Deed will be on Seller and, thereafter, will be on Purchaser.

          (b) In the event of loss or damage to the Project by reason of condemnation or eminent domain proceedings (or deed in lieu thereof), or by fire or any other casualty, which occurs prior to the Closing Date, if the cost to repair such loss or damage is less than $100,000.00, so long as no portion of the Improvements or the parking areas have been taken and no means of access to the Project has been blocked or substantially impaired, the transaction contemplated hereby shall be consummated, and Seller shall assign to Purchaser all insurance proceeds or condemnation awards, excluding proceeds of rental insurance for any period prior to Closing, which can then be used by Purchaser to repair such damage or casualty. If such insurance proceeds or condemnation awards are insufficient to allow Purchaser to repair such damage or destruction to the condition of the Project prior to the damage, Seller shall pay over to Purchaser, either directly or by credit on the Purchase Price, such additional sums of money as may be necessary to complete such repair. In such event, Seller shall have no additional obligation other than to pay the deductibles in connection therewith.

       (c) If the cost to repair such damage or destruction exceeds $100,000.00, or, if any part of the Improvements or the parking area has been taken by condemnation or eminent domain proceedings (or deed in lieu thereof) or if any means of access to the Project has been blocked or substantially impaired by any such taking, Purchaser may, at its option, elect to terminate this Agreement, or Purchaser may consummate the transaction and receive an assignment of all proceeds of insurance or condemnation awards attributable to such damage. In such event, even if such insurance or condemnation proceeds shall be assigned to Purchaser, Seller shall have no additional obligation if such insurance proceeds or condemnation awards are insufficient to repair such damage other than to pay any deductibles in connection therewith and Purchaser shall not be entitled to any credit or reduction in the Purchaser Price. Notwithstanding the foregoing, in the event of such damage or destruction in excess of $100,000.00 resulting from fire or other casualty, in the event such damage or destruction can be repaired within ninety (90) days following the scheduled Closing Date, Seller shall have the right (but not the obligation) in the exercise of its sole and absolute discretion to extend the Closing Date for a period not to exceed ninety (90) days, in which event Purchaser shall not have the right to terminate this Agreement and Seller shall repair such damage or destruction, at its sole cost and expense, without regard to the availability of insurance proceeds.

       (d) Notwithstanding anything to the contrary herein, if any eminent domain proceeding is instituted (or notice of which shall be given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights had not been taken, Purchaser shall not be entitled to terminate this Agreement as to any part of the Project, but any award to which Seller in entitled to receive and which is actually received by Seller resulting therefrom (excluding any proceeds relating to loss of rental income for periods prior to the Closing Date) shall be assigned and delivered to Purchaser at Closing and shall be the exclusive property of Purchaser upon Closing.

   Section 9.12  Assignment.  Purchaser shall have the right, without the
   ------------  ----------
consent of Seller, to assign its rights under this Agreement and all rights hereunder to the PPL REIT or to any entity in which the PPL REIT has a controlling interest. Upon such assignment Purchaser shall be relieved of its obligations hereunder, so long as the PPL REIT or any entity in which the PPL REIT has a controlling interest assumes all obligations of Purchaser hereunder and confirms all undertakings or representations of Purchaser hereunder. No other assignment may be made without the prior written consent of Seller.

   Section 9.13  Time of the Essence.  Time is of the essence in this
   ------------  -------------------
Agreement. In the event that the date for performance of any obligation hereunder, or the giving of any notice hereunder, falls on a day other than a Business day, the period for such performance, or the giving of any notice hereunder shall be extended to the end of the next Business day.

   Section 9.14  Conditions.  All covenants, warranties and obligations of
   ------------  ----------
Seller or Purchaser contained in this Agreement are deemed to be conditions to the other party's obligations herein. All conditions to Purchaser's or Seller's obligations, whether specifically stated in this Agreement or pursuant to the preceding sentence, and all rights of Purchaser or Seller herein are imposed solely and exclusively for the benefit of the other party and their respective assigns and any or all of such conditions or rights may be waived in whole or in part by the party in question at any time in such party's sole discretion.

   Section 9.15  Severability.  If any provision in this Agreement is invalid,
   ------------  ------------
illegal, or unenforceable, such provision shall be construed as narrowly as possible to allow Purchaser and Seller to be afforded the benefits and protection of this Agreement. Such provision shall be severable from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and shall continue in full force and effect.

     Section 9.16  Counterparts.  Two or more duplicate originals of the written
     ------------  ------------
instrument containing this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same agreement.

     Section 9.17  Acquisition of Other Projects.
     ------------  -----------------------------

          (a) Seller or Seller's Affiliates have entered into certain other agreements with Purchaser (the "Other Agreements") for the purchase of the real estate or partnership interests listed on Exhibit "E" attached hereto
                                                    -----------
     (said properties and interests being designated on Exhibit "E" as
                                                        -----------
     "Large Properties" or "Small Properties" and being herein collectively called "Other Properties"). Subject to the exceptions set forth in subparagraph (b) below, Seller's obligation to consummate the transaction contemplated by this Agreement is expressly conditioned upon the acquisition by Purchaser of all of the Other Properties simultaneously with the Closing of the Project (the "Simultaneous Closing Condition").

          (b) Notwithstanding the existence of the Simultaneous Closing Condition, in the event Purchaser refuses to close any of the Other Properties and terminates the applicable Other Agreement for a Permitted Reason (defined below), by delivering a notice of intent to terminate such Other Agreement, the provisions of (c) or (d) of this Section shall apply. The term "Permitted Reason" shall mean either: (i) Seller's default as contemplated by Section 6.1(a) of the applicable Other Agreement; (ii) a Title Objection which is not cured within the time periods provided by such Other Agreement; (iii) an Environmental Contamination has been discovered in respect to the Other Property covered by such Other Agreement; or (iv) the failure of any material condition listed in Section 5.1 of such Other Agreement and Purchaser's election to terminate the applicable Other Agreement in accordance with Section 5.2 thereof. Seller has the right to cure any Permitted Reason under the terms and within the time periods provided in the applicable Other Agreement. Seller's right to cure shall not delay Closing under this Agreement or any Other Agreements not affected by a Permitted Reason.

          (c) If the Other Agreement which Purchaser seeks to cancel for a Permitted Reason pertains to a Large Property, Seller shall have the right to terminate this Agreement and all Other Agreements (pertaining to both large Properties and Small Properties) by giving written notice to Purchaser of such election within five (5) days following Purchaser's election to terminate the applicable Other Agreement and each of the parties rights and obligations arising under this Agreement shall be null and void except for those rights or obligations which expressly survive the termination of this Agreement.

          (d) If the Other Agreement which Purchaser seeks to cancel for a Permitted Reason pertains to a Small Property, Seller shall not have the right to terminate this Agreement or any Other Agreement based on Purchaser's cancellation of the Other Agreement and the transactions contemplated hereby and by the remaining Other Agreements shall be consummated in accordance with their respective terms and conditions.



         THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SELLER:
                                        ------

                                        PROPERTY ASSET MANAGEMENT INC.,
                                        a Delaware corporation


                                        By: /s/ Yon Cho
                                           ------------------------------------
                                        Name: Yon Cho
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------

                                        Date of Execution:  August 30, 1996



                                        PURCHASER:
                                        ---------

                                        PRENTISS PROPERTIES LIMITED, INC.,
                                        a Delaware corporation

                                        By: /s/ Thomas F. August
                                           ------------------------------------
                                        Name: Thomas F. August
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------
                              Date of Execution:   August 30, 1996

                                  EXHIBIT "A"
                                  -----------

                            DESCRIPTION OF THE LAND
                            -----------------------


PARCEL A:
- --------

BEING 6.759 acre tract of land situated in the City of Irving, Dallas County and being a portion of the Francis Jones Survey, Abstract No. 1526 also being out of the fourth tract of Parcel No. 1 as conveyed by deed to Las Colinas Corporation, recorded in Volume 69040, Page 1584, Deed Records of Dallas County, Texas, said tract of land being more particularly described as follows:

Commencing from a 1/2 inch iron rod found at the point of intersection of the South right-of-way line of Walnut Hill (a 110 foot R.O.W.), with the curving Easterly right-of-way line of Story Road (a 100 foot R.O.W.), as shown on the plat of Walnut Hill Business park, Sector VII, Area XVIII, Plat recorded in Volume 84128, Page 4337, Map Records, Dallas County, Texas.

THENCE, South 89 (degrees) 46'10" East along the Southerly right-of-way line of said Walnut Hill Lane, a distance of 69.00 feet to a 1/2 inch iron rod found as the point of curvature of a curve to the left having an internal angle of 19 (degrees) 18'10", a radius of 1092.09 feet and a chord distance of 366.18 feet bearing North 80 (degrees) 44'35" East;

THENCE, Northeasterly along said curve to the left, an arc distance of 367.92 feet to a 1/2 inch iron rod found as the Northeast corner of Lot No. 2 of said Walnut Hill Business Park, Sector VII, Area XVIII;

THENCE, South 00 (degrees) 13'50" West along said East line of said Lot No. 2, a distance 12.71 feet to a 1/2 inch iron rod set for the POINT OF BEGINNING. Said POINT OF BEGINNING, beginning at the point of curvature of a curve to the left having an internal angle of 04 (degrees) 49'05", a radius of 1104.09 feet and a chord distance of 92.81 feet bearing North 68 (degrees) 44'12" East;

THENCE, Northeasterly along said curving right-of-way of said Walnut Hill Lane, a curve to the left, an arc distance of 92.84 feet to a 1/2 inch iron rod set for corner;

THENCE, North 66 (degrees) 19'40" East along right-of-way of Walnut Hill Lane, a distance of 508.05 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the left having an internal angle of 01 (degrees) 55'43", a radius of 1188.37 feet and a chord distance of 40.00 feet bearing North 65 (degrees) 21'48" East;

THENCE, Northeasterly continuing along said right-of-way line of Walnut Hill Lane curving to the left, an arc distance of 40.00 feet to a 1/2 inch rod set for corner;

THENCE, North 49 (degrees) 20'22" East along said right-of-way line of Walnut Hill Lane, a distance of 50.00 feet to a 1/2 inch iron rod set for the point of curvature of a curve to the left having an internal angle of 13 (degrees) 00'03", a radius of 1176.37 feet and a chord distance of 266.36 feet bearing North 55 (degrees) 32'47" East;

THENCE, Northeasterly continuing along said right-of-way line of Walnut Hill Lane curving to the left, an arc distance of 266.93 feet to 1/2 inch iron rod found for the Northwest corner of North Lake Community College tract as recorded by Plat in Volume 75142, Page 1129, Map Records of Dallas County, Texas, said iron rod also being found in the East line of said Francis Jones Survey, Abstract No. 1626;

THENCE, South 00 (degrees) 15'43" West departing said right-of-way line, continuing along that common West line of the North Lake Community College tract and the John W. Johnson Survey, Abstract No. 1640 and the East line of said Francis Jones Survey, a distance of 651.90 feet to 1/2 inch iron rod found for the Southwest corner of the said North Lake Community College and being the Southwest corner of the John W. Johnson Survey;

THENCE, North 59 (degrees) 08'21" West, a distance of 260.38 feet to a 1/2 inch iron rod found for corner;

THENCE, South 74 (degrees) 25'33" West, a distance of 489.00 feet to a 1/2 inch iron rod found for corner;

THENCE, North 86 (degrees) 40'28" West, a distance of 149.25 feet to a 1/2 inch iron rod found in the East line of the said Lot No. 2, of said Walnut Hill Business Park;

THENCE, North 00 (degrees) 13'50" East with said East line of said Lot No. 2, a distance of 203.38 feet to the POINT OF BEGINNING and containing 294,422 square feet or 6.759 acres of land.

Said tract having been platted as Lot No. 3, Block A, Walnut Hill Business Park, Sector VII, Third Installment, an addition to the City of Irving, Dallas County, Texas, according to the Revised Map recorded in Volume 86040, Page 4852, Map Records of Dallas County, Texas.

PARCEL B - EASEMENT TRACT:
- -------------------------

Ingress Egress Easement as created pursuant to Access Easement, dated December 4, 1985, recorded in Volume 85236, Page 5935, Deed Records of Dallas County, Texas, as superseded by Correction Access Easement recorded in Volume 86013, Page 541, Deed Records, Dallas County, Texas, on, over and across the following described property:

Being a 36 foot wide Ingress-Egress Easement located at the northeast corner of Lot No. 2, Walnut Hill Business Park, Sector VII, Area XVIII, Plat recorded in Volume 84128, Page 4337, Map Records of Dallas County, Texas, being more particularly described as follows:

Commencing from a 1/2 inch iron rod found at the point of intersection of the South right-of-way line of Walnut Hill Lane (a 110 feet R.O.W.), with the curving Easterly right-of-way line of Story Road (100 foot R.O.W.) as shown on the said Plat;

THENCE, South 89 (degrees) 46'10" East along the Southerly right-of-way of said Walnut Hill Lane, a distance of 69.00 feet to a 1/2 inch iron rod found at the point of curvature of a curve to the left having an internal angle of 19 (degrees) 18'10", a radius of 1092.09 feet and a chord distance of 366.18 feet bearing North 80 (degrees) 44'35" East;

THENCE, Northeasterly along said curve to the left, an arc distance of 367.92 feet to a 1/2 inch iron rod found at the Northeast corner of said Lot No. 2, said point also being the POINT OF BEGINNING of a 36 foot wide Ingress-Egress Easement;

THENCE, South 00 (degrees) 13'50" West along the Easterly Boundary line of said Lot 2, a distance 80.00 feet to a point;

THENCE, North 89 (degrees) 46'10" West, a distance of 36.00 feet to a point;

THENCE, North 00 (degrees) 13'50" East, a distance of 68.09 feet to a point in the South right-of-way of Walnut Hill Lane, said point also being the point of curvature of a curve to the left, having an internal angle of 01 (degrees) 59'22", a radius of 1092.09 feet and a chord distance of 37.92 feet bearing North 71 (degrees) 55'21" East;

THENCE, Northeasterly along said curving Southerly right-of-way line Walnut Hill Lane for an arc distance of 37.92 feet to the POINT OF BEGINNING.

                                  EXHIBIT "B"
                                  -----------

                    ADDITIONAL ITEMS FURNISHED TO PURCHASER
                    ---------------------------------------

1.   The standard form tenant lease used for renting space in the Project.

     2. A Rent Roll (herein so called) certificate (with current rent roll attached) for the Project containing the following information with respect to each tenant lease: (i) the space occupied thereby (square feet), (ii) tenant's name, (iii) the commencement date thereof and the term thereof, (iv) the rents and other charges payable thereunder and the actual collections thereunder, (v) any rents or other charges in arrears or prepaid thereunder and the period for which such rents and other charges are in arrears or have been prepaid, (vi) the amount of the security deposit or any other deposit thereunder, (vii) any free rent, concessions, rebates, refunds, or other inducements, (ix) any options provided thereunder, and (x) any unpaid leasing commissions. The Rent Roll shall be accompanied by Seller's signed certification that, to the best of Seller's knowledge, the Rent Roll is true, complete, and correct as of the date shown on the Rent Roll and that, to the best of Seller's knowledge, there has been no material adverse change with respect to any item shown on the Rent Roll during the period from the date thereof to the date of such certificate, except as shown thereon;

     3. All management, service supply, security, maintenance and other contracts and agreements, oral or written, with respect to the Project which will survive the Closing Date and affect the Project or Purchaser's ownership thereof.

     4. To the extent reasonably available to Seller, all Permits with respect to the ownership and operation of the Project, including, but not limited to, all certificates of occupancy and building permits for the Improvements, any specific use permits, conditional use approvals, special exceptions, variances, or other permits, licenses, or approvals (including drawings and enacting ordinances, if any) of any kind required under any Governmental Regulations and all notices received by or in the possession of Seller from governmental instrumentalities with respect to any such Permits or compliance of the Project with any Governmental Regulations, and any response thereto from or in the possession of Seller; and all materials, including applications, ordinances and legal opinions, in the possession of Seller relating to the zoning and platting of the Project.

     5. Evidence of the total amount of real estate and personal property taxes on the Project or any portions thereof for the last two tax years and the estimated taxes due for the current tax year;

     6. To the extent reasonably available to Seller, evidence of all utility charges paid by Seller with respect to the Project during the twelve (12) month periods ending December 31, 1994 and 1995 and the four month period ending April 30, 1996.

     7.   An itemized list of all Personal Property.

     8. To the extent reasonably available to Seller, operating statements showing all income and expenses, profits and losses of the Project for the calendar years ending December 31, 1993, 1994 and 1995, which operating statements shall reflect all income and expense from operations including (i) ad
                                                                              --
valorem taxes for the City, County and State; (ii) accrual for annual insurance
- -------
premiums for such periods for fire, extended coverage, workman's compensation, vandalism, and malicious mischief, general liability, rents, and other forms of insurance shown thereon; (iii) expenses incurred for such period for water, electricity, natural gas and other utility charges; (iv) other operating expenses; (v) expenses incurred in respect to routine repair and maintenance and expenses which are capital in nature, (vi) total rents collected from tenants for such periods; and (vi) other revenue collected and the nature of such revenue;

     9. Copies of any and all correspondence, engineering reports, inspection reports, inspections, environmental assessments (Phase I or Phase II), soil tests, asbestos surveys, notices or other materials and other written documentation in Seller's possession or which are readily available to Seller or in the possession of Seller or their agents or consultants regarding or evidencing the presence, or lack thereof, on the Project or released from adjacent properties or released from the Project of any Hazardous Materials; and copies of any and all written reports of any compliance or regulatory audit, inspection, or investigation of the structural, soil, or environmental condition of the Project ordered by or in the possession of Seller.

     10. To the extent in Seller's possession, a copy of the final set of plans and specifications for the Project.

     11. All Leases with respect to the Project, including any and all modifications, supplements, or amendments thereto, and evidence sufficient to allow Purchaser to determine the "base amount" or "base year" of any common area maintenance charges, ad valorem taxes, or any other charges which, under the Leases, are to be paid by the tenants on the basis of increases in such charges over such "base."

     12. All warranties and guaranties relating to the Project, or any part thereof, or to the tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Project.

     13. All of Seller's fire, hazard, liability, and other insurance policies currently in force with respect to the Project.

     14. All leasing or other commission agreements with respect to the Project.


       15. Any other documents or reports ordered by or in the possession of Seller that are material to the physical, economic, or legal condition of the Project.

                                  EXHIBIT "C"
                                  -----------

                         TENANT'S ESTOPPEL CERTIFICATE
                         -----------------------------


TO:  Prentiss Properties Limited, Inc. ("Prospective Purchaser")

THIS IS TO CERTIFY THAT:

1. The undersigned is the tenant under that certain lease dated ______________ ("Lease") by the between ________________, as landlord ("Landlord") and _________________, as tenant ("Tenant"), with respect to that certain premises located at ________________________, (the "Premises") consisting of __________________ square feet.

2. The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between the Landlord and the Tenant with respect to the Premises, and is the only agreement between the Landlord and the Tenant affecting or relating to the Premises. The Lease has not been modified, changed, altered, assigned, supplemented or amended in any way (except as indicated herein):
                                             -----------------------------------

     ---------------------------------------------------------------------------

3.   Tenant has the following options to extend the term of the Lease:

     ---------------------------------------------------------------------------

                                                                 (if none, state
     -----------------------------------------------------------
     "none").


4.   Tenant has the following options to lease additional space in the Building:

     --------------------------------------------------------------------------

                                                              (if none, state
     ---------------------------------------------------------
     "none").

5.   Tenant has no right to purchase the Property.

6. Tenant has accepted and now occupies the Premises, and is and has been conducting its business in the Premises since __________________, 19___. The commencement date of the Lease term occurred on _______________, 19___, and the expiration date of the Lease term (other than unexercised options to extend the Lease) will occur on _______________________.

7. Landlord has complied with all of its construction and other obligations under the Lease to this date, and Tenant is fully obligated to pay, and is paying, the rent and other charges due thereunder, and is fully obligated to perform, and is performing, all of the other obligations of Tenant under the Lease without right of counterclaim, offset or defense, except as specifically provided in the Lease.

8. No one except the Tenant and its employees occupies the Premises. Tenant has not sublet the Premises or any part thereof or assigned any of its rights under the Lease except as indicated herein:
                                                       ------------------------

                                                               (if none, state
     ----------------------------------------------------------
     "none").


9. Tenant has paid rent for the Premises for the period up to and including ____________. The current rent payable by Tenant is $__________________
     per month. The current common area maintenance and other charges payable by Tenant (including the Tenant's share of real estate taxes, insurance and operating expenses) is $_________________ per month. No such rent has been paid more than one (1) month in advance of its due date except as indicated herein:
            -------------------------------------------------------------------


                                                             (if none, state
     --------------------------------------------------------
     "none").

10. The Tenant's security deposit is $_____________________ (if none, state "none").

11. To Tenant's knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, will constitute a default under the Lease. Tenant has no existing defense, offsets or credits against the enforcement of this Lease by the Landlord or the payment of rent for the Premises.

12. No actions, whether voluntary or otherwise, are pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

13.  Tenant's current notice address is set forth in the Lease.

14. The undersigned is authorized by all necessary action of Tenant to execute this Tenant Estoppel Certificate on behalf of Tenant.

15. Tenant acknowledges that Prospective Purchaser is relying upon this estoppel in connection with its potential acquisition of certain property, including the Premises.

Dated this ____ day of _________________, 1996.


                                         TENANT:

                                         ------------------------------


                                         By:
                                            ---------------------------
                                         Name:
                                              -------------------------
                                         Title:
                                               ------------------------




                                  EXHIBIT "D"
                                  -----------

                           LIST OF SERVICE CONTRACTS
                           -------------------------

1.   AnsweTel Corporation                                     Answering Service
        Continuing with 30 day cancellation clause
        $35/mo. + $0.80/minute for operator

2.   C & D Commercial Services                                Sweeping
        5/1/96 - 4/30/97    30 day cancellation clause
        $225/mo.

3.   Dallas Pest & Termite Service Co.                        Pest Control
        5/1/96 - 4/30/97    30 day cancellation clause
        $120/mo.

4.   Damon Fire Protection                                    Fire Inspection
        4/1/96 - 4/30/97    30 day cancellation clause
        $440/yr.

5.   Dennis, A.L.                                             Window Washing
        6/1/96 - 5/31/97    30 day cancellation clause
        $6,148/yr.

6.   Dover Elevator Company                                   Elevator Maintenance
        5/1/96 - 4/30/97    30 day cancellation clause
        $700/mo.

7.   Interior Maintenance Specialist                          Marble Maintenance
        5/1/96 - 12/31/96    30 day cancellation clause
        $480/qtr.

8.   Metro Landscape Maintenance, Inc.                        Exterior Landscape Maintenance
        5/1/96 - 4/30/97    30 day cancellation clause
        $1,517/mo.

9.   Quigley Co., The Lee                                     Metal Maintenance
        6/1/96 - 5/31/98    30 day cancellation clause
        $447/mo.

10.    Stafflebach Designs & Assoc.                           Space Planning
        5/13/96 - 5/12/97   14 day cancellation clause
        Hourly rates and reimbursable cost



11.    Texas Utilities Co.                                      Electric Services
          3/1/96 - Continuing       30 day cancellation clause
          Current Rate Schedule

12.    Tidy Aire, Inc.                                          Air Fresheners
          5/1/96 - 4/30/97          30 day cancellation clause
          $77/mo.

13.    Dallas County Reclamation District                       Storage Lease
          mo.-to-mo.                30 day cancellation clause
          $325/mo.

14.    McKesson Water Products                                  Bottled Water
          3/29/96 - Continuing      15 day cancellation
          Amount used

15.    PageNet                                                  Pager Lease
          2/27/96 - Continuing      30 day cancellation
          $10/Pager - 2 pagers

16.    SnackAttack                                              Vending Machine
          4/1/96 - Continuing       30 day cancellation
          We receive a % of sales


17.    Telephony                                                Telephone Lease
          2/28/96 - Continuing      30 day cancellation
          $68/mo.



NOTE:

The following services are a continuation of the previous management company's contracts on a month to month basis:

Janitorial
Interior Landscape Maintenance
Security

                                  EXHIBIT "E"
                                  -----------

                                OTHER PROPERTIES
                                ----------------



LARGE PROPERTIES:
- ----------------

1.   One Northwestern Plaza, Southfield, Michigan

2.   Park West C-2 (Partnership Interest)



SMALL PROPERTIES:
- ----------------

1.   9050 Junction Drive, a/k/a Laredo, Annapolis, Maryland

2.   West Loop Business Park, Houston, Texas